Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Aladdin Knowledge Systems Ltd.
Petach Tikva, Israel

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Aladdin Knowledge Systems Ltd. (the “Company”) of our report dated 26 March 2008 with respect to the consolidated financial statements of the Company, which appears in the Company’s Annual Report on Form 20-F for the year ended 31 December 2007.

/s/ Blick Rothenberg
BLICK ROTHENBERG
                        12 York Gate
Chartered Accountants           Regent's Park
Registered Auditors            London
                        NW1 4QS

January 7, 2009